UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2019

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

2500 Peru Dr.

McCarran, Nevada 89437

(Address of principal executive offices)

(775) 525-1936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	AQMS	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2019, Aqua Metals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative (the “Representative”) of the several underwriters thereto (the “Underwriters”), relating to an underwritten public offering of 11,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value. All of the Shares are being sold by the Company. The offering price to the public is $2.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $1.87 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 shares of its common stock.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The Shares will be issued pursuant to a Registration Statement on Form S-3 that the Company filed with the Securities and Exchange Commission, which became effective on September 26, 2016 (File No. 333-213501) and a registration statement on Form S-3 previously filed pursuant to Rule 462(b) of the Securities Act, which became effective upon filing on May 10, 2019 (File No. 333-231355). A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on or about May 14, 2019, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement do not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 8.01 Other Events.

The Company issued a press release on May 9, 2019 announcing the launch of the public offering and a press release on May 10, 2019 announcing the pricing of the public offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method of Filing

The following exhibits are filed with this report:

1.1	Underwriting Agreement dated as of May 10, 2019 between the Company and Oppenheimer & Co. Inc., as representative of the several underwriters thereto	Filed electronically herewith
5.1	Opinion of Greenberg Traurig, LLP regarding legality of the shares	Filed electronically herewith
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed electronically herewith
99.1	Press release dated May 9, 2019 regarding the launch of the public offering	Filed electronically herewith
99.2	Press release dated May 10, 2019 regarding the pricing of the public offering	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: May 10, 2019	/s/ Stephen Cotton
Stephen Cotton
President and Chief Executive Officer